Exhibit 99.2

Joint Filers’ Signatures

Designated Filer: PPR S.A.

Issuer & Ticker Symbol: Volcom, Inc. (VLCM)

Date of Event Requiring Statement: June 16, 2011, June 22, 2011 and June 23, 2011

PPR S.A.
By:	/s/ Jean-François Palus
Name: Jean-François Palus
Title: Deputy Chief Executive Officer
Date: June 23, 2011

TRANSFER HOLDING, INC.
By:	/s/ Jean-François Palus
Name: Jean-François Palus
Title: Chief Executive Officer
Date: June 23, 2011